Exhibit 99.1

Wrap Technologies Announces the Closing of $12.0 Million Registered Direct Offering of Common Stock

MIAMI, August 18, 2026 (GLOBE NEWSWIRE) — Wrap Technologies, Inc. (Nasdaq: WRAP) (“WRAP” or the “Company”), a global public safety technology company delivering intelligent detection, orchestration and response solutions designed for the next generation of autonomous public safety, today announced it has closed its previously announced registered direct offering (the “Offering”) with a fundamental institutional investor and an existing investor of the Company, consisting of 8,571,609 shares of the Company’s common stock (or pre-funded warrants in-lieu thereof) at an offering price of $1.40 per share. The gross proceeds to the Company from the Offering were approximately $12.0 million before deducting placement agent fees and other Offering expenses. The Company intends to use the proceeds from the Offering for general corporate purposes and working capital, including for any future planned business expansion.

Maxim Group LLC acted as the sole placement agent in connection with the Offering.

The securities were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-291707), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2025. The Offering was made only by means of a prospectus supplement and the accompanying prospectus that form a part of such registration statement. A prospectus supplement relating to the Offering was filed by the Company with the SEC. Copies of the prospectus supplement and accompanying prospectus can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, via email at syndicate@maximgrp.com, or telephone at (212) 895-3500.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Wrap Technologies, Inc.

Wrap Technologies, Inc. (Nasdaq: WRAP) is a global public safety technology and training company focused on developing tools, training and capabilities designed to support awareness, earlier intervention and more appropriate responses to challenging encounters.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to the use of proceeds from the Offering, including any statements regarding any future planned business expansion. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to maintain compliance with the Nasdaq Capital Market’s listing standards; the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce products for its customers; the Company’s ability to develop sales for its products; market acceptance of existing and future products; changes in law enforcement budgets, policies, procurement practices, and use-of-force standards; the availability of funding to continue to finance operations; the complexity, expense, and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solutions; product defects; litigation risks from alleged product-related injuries; risks of government regulations and changes in regulatory classifications or interpretations; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for countries outside of the United States; the ability to obtain patents and defend intellectual property against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other Securities and Exchange Commission filings. These forward-looking statements are made as of the date of this release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, or changes in its expectations.

Investor Relations Contact:

(800) 583-2652

ir@wrap.com

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